Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Fourth Quarter 2021 Results

Net Income of $30.8 Million, or $0.82 Per Diluted Share
Adjusted Net Income of $0.50 Per Diluted Share,
a 6% Sequential Quarter Increase and a 28% Increase from Last Year
Adjusted EBITDA of $26.3 Million,
an 8% Sequential Quarter Increase and a 27% Increase from Last Year
____________________________________________________________________________
Newton, MA (November 15, 2021). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended September 30, 2021.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2021 results:
“During the quarter, management and advisory services revenues increased 16.5% from last year, to $46.8 million, and marked RMR’s fifth straight quarter of sequential growth. This growth was driven by steady increases in property management fees due to recent REIT acquisitions, increased construction management fees tied to our expanded oversight of client redevelopment activities and continued revenue growth at our Managed Operating Companies. In addition to growth in Adjusted Net Income and Adjusted EBITDA, Adjusted EBITDA Margin increased 240 basis points sequentially to 53.5% this quarter and is now just below pre-pandemic levels, which is a testament to the high-quality operating leverage inherent in RMR’s structure.
We believe fiscal 2022 will bring RMR significant opportunities to see continued increases in revenues, including potential incentive management fees from the Managed Equity REITs, as our clients execute on their strategic plans during what we expect to be a period of continued economic recovery. After our special dividend distribution of $7.00 per share in September, RMR has nearly $160 million of cash and no debt and remains well positioned to pursue a range of capital allocation strategies, with a concentrated focus on the growth of our private capital business.”
Fourth Quarter Fiscal 2021 Highlights:
•As of September 30, 2021, The RMR Group LLC had $32.7 billion of assets under management, or AUM, compared to $32.4 billion as of September 30, 2020.
•Total management and advisory services revenues for the quarter ended September 30, 2021, were $46.8 million, compared to $40.2 million for the quarter ended September 30, 2020.

•The RMR Group LLC’s AUM and management and advisory services revenues by source are as follows (dollars in thousands):

			Total
			Management
			and Advisory
	AUM		Services Revenues
As of or for the Three Months Ended September 30, 2021
Managed Public Real Estate Capital (1)	$29,363,713	89.9%	$37,053	79.1%
Managed Private Real Estate Capital (2)	1,345,754	4.1%	2,432	5.2%
Managed Operating Companies (3)	1,964,276	6.0%	7,359	15.7%
Total	$32,673,743	100.0%	$46,844	100.0%

As of or for the Three Months Ended September 30, 2020
Managed Public Real Estate Capital (1)	$29,823,318	92.0%	$33,364	83.0%
Managed Private Real Estate Capital (2)	648,890	2.0%	1,164	2.9%
Managed Operating Companies (3)	1,939,100	6.0%	5,676	14.1%
Total	$32,411,308	100.0%	$40,204	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Seven Hills Realty Trust (SEVN) (formerly known as RMR Mortgage Trust (RMRM)) and Tremont Mortgage Trust (TRMT). TRMT merged with and into SEVN on September 30, 2021.
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate.
(3)Managed Operating Companies include: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•For the three months ended September 30, 2021, net income was $30.8 million and net income attributable to The RMR Group Inc. was $13.6 million, or $0.82 per diluted share, compared to net income of $14.4 million and net income attributable to The RMR Group Inc. of $6.2 million, or $0.38 per diluted share, for the three months ended September 30, 2020.
•For the three months ended September 30, 2021, adjusted net income attributable to The RMR Group Inc. was $8.3 million, or $0.50 per diluted share, compared to $6.4 million, or $0.39 per diluted share, for the three months ended September 30, 2020. The most significant adjustments to net income attributable to The RMR Group Inc. this quarter include $4.9 million, or $0.29 per diluted share, of unrealized gains on our equity method investment in TA and $0.8 million, or $0.05 per diluted share, related to a gain realized on our TRMT shares as part of TRMT’s merger with SEVN (then RMRM) on September 30, 2021.
•For the three months ended September 30, 2021, Adjusted EBITDA was $26.3 million, Operating Margin was 45.1% and Adjusted EBITDA Margin was 53.5%, compared to Adjusted EBITDA of $20.8 million, Operating Margin of 34.6% and Adjusted EBITDA Margin of 48.9% for the three months ended September 30, 2020.
•Effective August 1, 2021, The RMR Group LLC and each Managed Equity REIT amended their business management agreements to replace the benchmark indexes used in the calculation of incentive business management fees. For periods beginning on and after August 1, 2021, each Managed Equity REIT’s respective subsector index of the MSCI U.S. REIT indexes will replace the discontinued SNL U.S. REIT indexes and be used to calculate benchmark returns per share for purposes of determining any incentive business management fee. For periods prior to August 1, 2021, the previously used and now discontinued SNL U.S. REIT indexes will continue to be used. These changes of index were due to S&P Global ceasing to publish the SNL U.S. REIT indexes.

As of September 30, 2021, The RMR Group LLC estimates that it would have earned an incentive business management fee from OPI of $6.0 million for calendar 2021, if September 30, 2021 had been the end of the next measurement period.
•As of September 30, 2021, The RMR Group Inc. had $159.8 million in cash and cash equivalents with no outstanding debt obligations. Cash and cash equivalents as of September 30, 2021 reflects the payment of annual cash bonuses to officers and employees during the fiscal fourth quarter and a one-time special dividend of $7.00 per share, or $219.9 million, paid in September 2021.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Operating Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended September 30, 2021 and 2020 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at SEVN.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Tuesday, November 16, 2021 at 10:00 a.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2021 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, November 23, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160354.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2021 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. (Nasdaq: RMR) is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR. RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by approximately 600 real estate professionals in over 30 offices nationwide who manage over $32 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2021	2020	2021	2020
Revenues:
Management services (1)	$45,737	$39,545	$171,102	$168,766
Incentive business management fees	—	—	620	—
Advisory services	1,107	659	3,956	2,911
Total management and advisory services revenues	46,844	40,204	175,678	171,677
Reimbursable compensation and benefits	12,916	13,661	52,369	52,344
Reimbursable equity based compensation (2)	3,543	3,518	9,154	4,912
Other reimbursable expenses	110,181	92,720	370,037	360,572
Total reimbursable costs	126,640	109,899	431,560	417,828
Total revenues	173,484	150,103	607,238	589,505

Expenses:
Compensation and benefits	29,034	31,498	119,644	121,386
Equity based compensation (2)	4,755	4,645	12,022	7,828
Separation costs	366	1,236	4,525	1,881
Total compensation and benefits expense	34,155	37,379	136,191	131,095
General and administrative	7,277	5,836	26,961	26,514
Other reimbursable expenses	110,181	92,720	370,037	360,572
Transaction and acquisition related costs	510	22	984	1,618
Depreciation and amortization	239	237	973	968
Total expenses	152,362	136,194	535,146	520,767
Operating income	21,122	13,909	72,092	68,738
Interest and other income	146	349	760	4,451
Gain on Tremont Mortgage Trust investment	2,059	—	2,059	—
Equity in earnings (loss) of investees	(312)	508	443	1,545
Unrealized gain on equity method investment accounted for under the fair value option	12,779	2,235	18,811	3,151
Income before income tax expense	35,794	17,001	94,165	77,885
Income tax expense	(5,043)	(2,608)	(13,152)	(11,552)
Net income	30,751	14,393	81,013	66,333
Net income attributable to noncontrolling interest	(17,125)	(8,235)	(45,317)	(37,541)
Net income attributable to The RMR Group Inc.	$13,626	$6,158	$35,696	$28,792

Weighted average common shares outstanding - basic (3)	16,286	16,214	16,266	16,194
Weighted average common shares outstanding - diluted (3)	31,316	16,214	31,282	31,194

Net income attributable to The RMR Group Inc. per common share - basic (3)	$0.83	$0.38	$2.18	$1.77
Net income attributable to The RMR Group Inc. per common share - diluted (3)	$0.82	$0.38	$2.15	$1.75

See Notes beginning on page 6.

The RMR Group Inc.
Notes to Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)    Includes base business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of September 30, 2021 and 2020, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of September 30,
REIT	Primary Strategy	2021	2020
DHC	Medical office and life science properties, senior living communities and wellness centers	$5,150,401	$4,381,749
ILPT	Industrial and logistics properties	2,100,020	2,613,338
OPI	Office properties primarily leased to single tenants, including the government	3,837,235	3,244,624
SVC	Hotels and net lease service and necessity-based retail properties	9,050,693	7,590,437
		$20,138,349	$17,830,148
(a)    The basis on which base business management fees are calculated for the three months ended September 30, 2021 and 2020 may differ from the basis at the end of the periods presented in the table above. As of September 30, 2021, the market capitalization was lower than the historical cost of assets under management for DHC, OPI and SVC. The historical cost of assets under management for DHC, OPI and SVC as of September 30, 2021, were $8,458,462, $6,082,546 and $12,301,972, respectively. For ILPT, the historical cost of assets under management were lower than its market capitalization of $2,665,941 as of September 30, 2021.
(2)    Equity based compensation expense for the three months ended September 30, 2021 consists of $1,212 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $3,543 related to clients' shares granted to certain of The RMR Group Inc.’s officers and employees.
Equity based compensation related to shares granted by clients is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized over the requisite service periods. An equal, offsetting amount is recorded as reimbursable equity based compensation revenue.
Equity based compensation related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. During the three months ended September 30, 2021, The RMR Group Inc. granted 96,300 shares to certain of its officers and employees. As of September 30, 2021, The RMR Group Inc. had 160,310 unvested shares outstanding which are scheduled to vest as follows:

		Weighted Average
Fiscal	Number of	Grant Date Fair Value
Year	Shares Vesting	Per Share
2022	56,290	$43.73
2023	48,460	$35.45
2024	36,300	$31.92
2025	19,260	$33.80

The RMR Group Inc.
Notes to Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(3)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three months ended September 30, 2021 and the fiscal years ended September 30, 2021 and 2020, the assumed redemption is dilutive to earnings per share as presented in the table below. For the three months ended September 30, 2020, such redemption is not reflected in diluted earnings per share as the assumed redemption would be anti-dilutive. The calculation of basic and diluted EPS is as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2021	2020	2021	2020
Numerators:
Net income attributable to The RMR Group Inc.	$13,626	$6,158	$35,696	$28,792
Income attributable to unvested participating securities	(113)	(43)	(309)	(209)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	13,513	6,115	35,387	28,583
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	113	—	309	—
Add back: net income attributable to noncontrolling interest	17,125	—	45,317	37,541
Add back: income tax expense	5,043	—	13,152	11,552
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(10,134)	—	(27,061)	(23,183)
Net income used in calculating diluted EPS	$25,660	$6,115	$67,104	$54,493

Denominators:
Common shares outstanding	16,485	16,396	16,485	16,396
Unvested participating securities	(199)	(182)	(219)	(202)
Weighted average common shares outstanding - basic	16,286	16,214	16,266	16,194
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	—	15,000	15,000
Incremental unvested shares	30	—	16	—
Weighted average common shares outstanding - diluted	31,316	16,214	31,282	31,194

Net income attributable to The RMR Group Inc. per common share - basic	$0.83	$0.38	$2.18	$1.77
Net income attributable to The RMR Group Inc. per common share - diluted	$0.82	$0.38	$2.15	$1.75
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in an estimated tax rate of 28.3% for the three months ended September 30, 2021, and 28.7% and 29.8% for the fiscal years ended September 30, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)
The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended September 30, 2021 and 2020 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s consolidated statements of income.
The following table presents the impact of certain individually significant items on the financial results for the three months ended September 30, 2021, assuming the redemption of the noncontrolling interest’s 15,000 Class A Units is dilutive to earnings per share as presented in Note 3 on page 7:

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended September 30, 2021:
Net income attributable to The RMR Group Inc.	$13,626	$17,125	$5,043	$35,794	$(10,134)	$25,660	31,316	$0.82
Unrealized gain on equity method investment accounted for under the fair value option	(4,889)	(6,088)	(1,802)	(12,779)	3,618	(9,161)	31,316	(0.29)
Gain on Tremont Mortgage Trust investment	(788)	(981)	(290)	(2,059)	583	(1,476)	31,316	(0.05)
Separation costs	140	174	52	366	(104)	262	31,316	0.01
Transaction and acquisition related costs	195	243	72	510	(144)	366	31,316	0.01
Adjusted net income attributable to The RMR Group Inc.	$8,284	$10,473	$3,075	$21,832	$(6,181)	$15,651	31,316	$0.50
(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 28.3% for the three months ended September 30, 2021.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

The following table presents the impact of certain individually significant items on the financial results for the three months ended September 30, 2020, excluding the assumed redemption of the noncontrolling interest’s 15,000 Class A Units as such redemption is anti-dilutive to earnings per share as presented in Note 3 on page 7:

	Impact on Net Income Attributable to The RMR Group Inc.	Weighted Average Common Shares Outstanding - Diluted	Impact on Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended September 30, 2020:
Net income attributable to The RMR Group Inc.	$6,158	16,214	$0.38
Unrealized gain on equity method investment accounted for under the fair value option (1)	(824)	16,214	(0.05)
Certain compensation adjustments, net of reimbursements (2)	557	16,214	0.03
Separation costs (3)	455	16,214	0.03
Transaction and acquisition related costs (4)	8	16,214	—
Adjusted net income attributable to The RMR Group Inc.	$6,354	16,214	$0.39
(1)    Includes $2,235 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(2)    Includes $1,511 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(3)    Includes $1,236 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.
(4)    Includes $22 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.3%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2021	2020	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$30,751	$14,393	$81,013	$66,333
Income tax expense	5,043	2,608	13,152	11,552
Depreciation and amortization	239	237	973	968
EBITDA	36,033	17,238	95,138	78,853
Other asset amortization	2,354	2,354	9,416	9,416
Operating expenses paid in the form of The RMR Group Inc.'s common shares	1,212	1,127	3,639	3,480
Separation costs	366	1,236	4,525	1,881
Transaction and acquisition related costs	510	22	984	1,618
Straight line office rent	(57)	30	3	154
Unrealized gain on equity method investment accounted for under the fair value option	(12,779)	(2,235)	(18,811)	(3,151)
Gain on Tremont Mortgage Trust investment	(2,059)	—	(2,059)	—
Equity in (earnings) losses of investees	312	(508)	(443)	(1,545)
Certain compensation adjustments, net of reimbursements	—	1,511	—	—
Distributions from equity method investment	432	15	1,456	736
Incentive business management fees earned	—	—	(620)	—
Certain other net adjustments	—	—	—	(13)
Adjusted EBITDA	$26,324	$20,790	$93,228	$91,429

Calculation of Operating Margin:
Total management and advisory services revenues	$46,844	$40,204	$175,678	$171,677
Operating income	$21,122	$13,909	$72,092	$68,738
Operating Margin	45.1%	34.6%	41.0%	40.0%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$49,198	$42,558	$184,474	$181,093
Adjusted EBITDA	$26,324	$20,790	$93,228	$91,429
Adjusted EBITDA Margin	53.5%	48.9%	50.5%	50.5%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$26,324	$20,790	$93,228	$91,429
Less: Tax distributions to members (4)	(8,268)	(8,483)	(31,469)	(31,545)
Adjusted EBITDA less Cash Tax Obligation	$18,056	$12,307	$61,759	$59,884
Common share distributions (5)	$10,735	$10,700	$42,932	$42,789
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended September 30, 2021 and 2020, or $9,416 for each of the fiscal years ended September 30, 2021 and 2020, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the fiscal year ended September 30, 2021.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three months and fiscal years ended September 30, 2021 and 2020, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2021	2020	2021	2020
RMR LLC tax distributions to The RMR Group Inc.	$4,437	$4,479	$16,764	$16,606
RMR LLC tax distributions to non-controlling interest	3,831	4,004	14,705	14,939
Total RMR LLC tax distributions to members	$8,268	$8,483	$31,469	$31,545
(5)The three months and fiscal year ended September 30, 2021 exclude a one-time special dividend of $7.00 per share, or $219,851, paid in September 2021.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$159,835	$369,663
Due from related parties	88,661	82,605
Prepaid and other current assets	6,021	3,877
Total current assets	254,517	456,145

Property and equipment, net	2,218	2,299
Due from related parties, net of current portion	14,331	7,764
Equity method investments	39,476	19,619
Goodwill and intangible assets, net of amortization	2,094	2,136
Operating lease right of use assets	32,293	34,663
Deferred tax asset	18,671	23,900
Other assets, net of amortization	134,311	143,727
Total assets	$497,911	$690,253

Liabilities and Equity
Current liabilities:
Other reimbursable expenses	$55,115	$56,079
Accounts payable and accrued expenses	15,027	16,984
Operating lease liabilities	4,922	4,407
Employer compensation liability	6,076	4,298
Total current liabilities	81,140	81,768

Operating lease liabilities, net of current portion	29,148	32,030
Amounts due pursuant to tax receivable agreement, net of current portion	25,577	27,789
Employer compensation liability, net of current portion	14,331	7,764
Total liabilities	150,196	149,351

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,485,236 and 15,395,641 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	109,910	106,622
Retained earnings	321,945	286,249
Cumulative common distributions	(236,766)	(96,983)
Total shareholders’ equity	195,120	295,919
Noncontrolling interest	152,595	244,983
Total equity	347,715	540,902
Total liabilities and equity	$497,911	$690,253

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that during the quarter, management and advisory services revenues increased 16.5% from last year, to $46.8 million, and marked RMR’s fifth straight quarter of sequential growth. Mr. Portnoy also states that this growth was driven by steady increases in property management fees due to recent REIT acquisitions, increased construction management fees tied to The RMR Group Inc.’s expanded oversight of client redevelopment activities and continued revenue growth at The RMR Group Inc.’s Managed Operating Companies. In addition, Mr. Portnoy states that in addition to growth in Adjusted Net Income and Adjusted EBITDA, Adjusted EBITDA Margin increased 240 basis points sequentially to 53.5% this quarter and is now just below pre-pandemic levels, which Mr. Portnoy states is a testament to high-quality operating leverage inherent in RMR’s structure. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and economic conditions could deteriorate for a prolonged period and negatively impact The RMR Group Inc.’s and its clients’ businesses operating and financial results;
•Mr. Portnoy states that he believes fiscal 2022 will bring The RMR Group Inc. significant opportunities to see continued increases in revenues, including potential incentive management fees from the Managed Equity REITs as a result of The RMR Group Inc.’s clients executing on their strategic plans during what The RMR Group Inc. expects to be a period of continued economic recovery. This statement may imply that The RMR Group Inc.’s base management fees may continue to increase in future periods. However, The RMR Group Inc.’s base management fees may not grow in future periods and could decline. Further, this statement may imply that The RMR Group Inc. may earn incentive business management fees for calendar 2021 or in future years. In addition, this press release states that The RMR Group LLC estimates that it would have earned an incentive business management fee from OPI of $6.0 million for calendar 2021, if September 30, 2021 had been the end of the next measurement period. The incentive business management fees that The RMR Group LLC may earn from its Managed Equity REITs are based upon total returns realized by the REITs’ shareholders compared to the total shareholders return of certain identified indices. The RMR Group Inc. has only limited control over the total returns realized by shareholders of the Managed Equity REITs and effectively no control over indexed total returns. There can be no assurance that The RMR Group LLC will earn any incentive business management fees from its Managed Equity REITs in the future and any amounts it may earn may be less than amounts estimated; and
•Mr. Portnoy states that The RMR Group Inc. has nearly $160 million of cash and no debt after the special dividend distribution of $7.00 per share in September 2021 and that it remains well positioned to pursue a range of capital allocation strategies, with a concentrated focus on the growth of its private capital business. This statement may imply that The RMR Group Inc. will successfully identify and execute one or more capital allocation strategies, including growth of its private capital business or future additional special dividends, and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders. However, identifying and executing on capital allocation strategies are subject to various uncertainties and risks and may take an extended period to realize any resulting benefit to its business. In addition, The RMR Group Inc. may elect to not pursue a capital allocation strategy or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.

Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
[END]